                                                                    EXHIBIT 4.10

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE SHARES
                                OF COMMON STOCK
                            OF ANTARES PHARMA, INC.


Company: Antares Pharma, Inc. (formerly known as Medi-Ject Corporation), a Minnesota corporation, (the "Company") and any corporation that shall succeed to the obligations of the Company under this Warrant

Number of Shares:          _____________
Class of Stock:            Common Stock
Per Share Exercise Price:  $7.032 per share
Expiration Date:           ___________, 2006
Date of Grant:             ___________, 2001

     THIS CERTIFIES THAT, for value received, _____________ is entitled to purchase up to _______________ (_____) shares (as may be adjusted pursuant to Section 5 hereof) of fully paid and nonassessable shares of Common Stock of the Company for the Per Share Exercise Price set forth above (as may be adjusted pursuant to Section 5 hereof) subject to the provisions and upon the terms and conditions set forth herein.

1.   Definitions.  As used herein, the following terms, unless the context
     -----------
otherwise requires, shall have the following meanings:

     1.1. "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, as shall be in effect at the time.

     1.2. "Common Stock" shall mean shares of the presently authorized common stock, $.01 par value, of the Company and any stock into which such common stock may hereafter be exchanged.

     1.3. "Holder" shall mean any person who shall at the time be the holder of this Warrant.

     1.4. "Per Share Exercise Price" shall be the amount set forth above as may be adjusted pursuant to Section 5 hereof.

     1.5. "Warrant" shall mean the right to purchase the number of shares of Common Stock (as such number of shares may be adjusted and as such class of stock may be changed pursuant to the provisions hereof) represented by this Warrant.

2.   Term.  The purchase right represented by this Warrant is exercisable, in
     ----
     whole or in part, at any time on or before 5:00 p.m., Minneapolis local time, on the Expiration Date set forth above.

3.   Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 2
     ----------------------------------------------------
     hereof, the right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise attached hereto as Appendix A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, of an amount equal to the aggregate exercise price for the number of shares for which this Warrant is being exercised. In the event of any exercise of the right represented by this Section 3, the Company will use its best efforts to deliver certificates for the shares so purchased to the Holder within five business days of receipt of such payment and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such five business day period. If any such exercise is rejected by the Company, the Company will promptly return to Holder all documentation furnished by the Holder hereunder.

4.   Per Share Exercise Price.  The Per Share Exercise Price at which this
     ------------------------
     Warrant may be exercised is set forth above.

5.   Adjustment of Number and Kind of Shares and Adjustment of Per Share
     -------------------------------------------------------------------
     Exercise Price.
     --------------

     5.1.   Reclassification, Reorganization, Consolidation or Merger.  In the
            ---------------------------------------------------------
            case of any reclassification of the Common Stock, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of securities receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of the Common Stock of the Company for each share of Common Stock. Subject to any adjustment that may be made pursuant to subsection 5.2 hereof, the exercise price of the new warrant shall be the Per Share Exercise Price in effect immediately prior to the reclassification, reorganization, consolidation or merger. The provisions of this subsection 5.1 shall similarly apply to successive reclassifications, reorganizations, consolidations or mergers.

     5.2.   Split, Subdivision or Combination of Shares. If the Company at any
            -------------------------------------------
            time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Common Stock, the Per Share Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection 5.2 shall become effective when the split, subdivision or combination becomes effective.

     5.3.   Adjustment of Number of Shares. Upon each adjustment in the Per
            ------------------------------
            Share Exercise Price pursuant to subsection 5.2, the number of shares issuable upon exercise of this Warrant shall be adjusted to the product obtained by multiplying the number of shares of Common Stock issuable immediately prior to such adjustment by a fraction
            (i) the numerator of which shall be the Per Share Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Per Share Exercise Price immediately after such adjustment.

     5.4.   No Impairment. The Company will not, by amendment of its Articles of
            -------------
            Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the holder of this Warrant.

     5.5.   Notice of Adjustments. Whenever the Per Share Exercise Price or
            ---------------------
            number of shares purchasable under this Warrant shall be adjusted pursuant to Section 5 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Per Share Exercise Price and number of shares purchasable under this Warrant after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

6.   Compliance With Act; Transferability of Warrant; Disposition of Shares
     ----------------------------------------------------------------------

            6.1   Legends. Any shares issued upon exercise hereof shall be
                  -------
            imprinted with a legend in substantially the following form:

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

          6.2  Transferability and Non-negotiability of Warrant and Shares. This
               -----------------------------------------------------------
          Warrant and any shares issued upon exercise hereof may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company).

7.   Reservation of Common Stock.  A number of shares of Common Stock to which
     ---------------------------
     this Warrant relates, sufficient to provide for the exercise of this Warrant upon the basis herein set forth, shall at all times be reserved for the exercise thereof.

8.   Miscellaneous.  No fractional shares shall be issued in connection with any
     -------------
     exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Per Share Exercise Price then in effect. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns. This Warrant shall be governed by and construed under the laws of the State of Minnesota. The titles of the sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in the Warrant shall be deemed to include masculine, feminine and neuter forms.

                            [Signature Page Follows]

                          [Signature Page to Warrant]


                                        ANTARES PHARMA, INC.


                                        By:  _________________________________
                                             Dr.  Jacques Gonella
                                             Its: Chairman

                                  APPENDIX A
                                  ----------

                              NOTICE OF EXERCISE
                              ------------------


TO:  _____________________

     1. The undersigned hereby elects to purchase ______________ shares of Common Stock of Antares Pharma, Inc., pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

     3. The undersigned represents it is acquiring the shares of Common Stock solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof.


                                   _____________________________________
                                   (Name)

                                   _____________________________________
                                   (Address)

                                   _____________________________________

                                   _____________________________________


                                   _____________________________________
                                   (U.S. Taxpayer Identification Number)

__________________________________
     [print name of Holder]

By:     __________________________

Title:  __________________________